UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2015

HARVEST NATURAL RESOURCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10762	77-0196707
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Enclave Parkway, Suite 300

Houston, Texas 77077

(Address of principal executive offices) (Zip Code)

(281) 899-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

As previously reported in its Form 8-K filed with the Securities and Exchange Commission on December 20, 2013, on December 16, 2013, Harvest Natural Resources, Inc., a Delaware corporation (the “Company”), and its wholly owned subsidiary HNR Energia B.V., a Curacao company (“HNR Energia”), entered into a share purchase agreement (the “Share Purchase Agreement”) with Petroandina Resources Corporation N.V. (“Petroandina”) and Petroandina’s parent company, Pluspetrol Resources Corporation B.V., to sell all of the Company’s 80 percent equity interest in Harvest-Vinccler Dutch Holding, B.V. (“Harvest Holding”) to Petroandina in two closings for an aggregate cash purchase price of $400 million. The first closing occurred on December 16, 2013 contemporaneously with the signing of the Share Purchase Agreement, when the Company sold a 29 percent equity interest in Harvest Holding to Petroandina for $125 million. The second closing under the Share Purchase Agreement, for the sale of the remaining 51 percent equity interest in Harvest Holding for a cash purchase price of $275 million, was subject to, among other things, approval by the Ministerio del Poder Popular de Petroleo y Mineria representing the Government of Venezuela (the “Venezuela Approval”). The description and terms of the Share Purchase Agreement contained in the Company’s Form 8-K filed on December 20, 2013 are incorporated herein by reference.

On January 1, 2015, HNR Energia exercised its right to terminate the Share Purchase Agreement in accordance with its terms as a result of the failure to obtain the Venezuela Approval. As a result of the termination of the Share Purchase Agreement, the Company will retain its equity interest in Harvest Holding, and Petroandina will retain its 29 percent equity interest in Harvest Holding. Pursuant to the Share Purchase Agreement, Petroandina had extended the termination date to December 31, 2014 and disbursed a total of $7.6 million in loans to HNR Energia, which loans will become due on December 31, 2015.

Item 7.01	Regulation FD Disclosure.

On January 2, 2015, the Company issued a press release that is attached to this Form 8-K as Exhibit 99.1. The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Harvest Natural Resources, Inc., dated January 2, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARVEST NATURAL RESOURCES, INC.
Dated: January 2, 2015

	By:	/s/ Keith L. Head
Keith L. Head
Vice President and General Counsel

EXHIBIT INDEX

99.1	Press release of Harvest Natural Resources, Inc., dated January 2, 2015.